BRIGHT MINDS BIOSCIENCES INC.
(the "Corporation")

AUDIT COMMITTEE CHARTER

Objectives

The Corporation's Audit Committee (the "Audit Committee") will assist the Corporation's Board of Directors (the "Board of Directors") in fulfilling its oversight responsibilities for:

1. the system of internal control over financial reporting;

2. the audit process;

3. compliance with legal and regulatory requirements; and

4. the processes for identifying, evaluating and managing the Corporation's principal risks impacting financial reporting.

Committee Membership

The Board of Directors shall appoint annually from among its members an Audit Committee to hold office for the ensuing year or until their successors are elected or appointed (each, a "Member").

The Audit Committee shall be composed of at least three directors, and not more than five directors. All Members must meet the independence and audit committee composition requirements promulgated by all governmental and regulatory bodies having jurisdiction over the Corporation as may be in effect from time to time, including Rule 10A-3 under the United States Exchange Act of 1934, as amended, (the "Exchange Act"), Rule 5605(a)(2) of the Listing Rules of the Nasdaq Capital Market, National Instrument 52-110 - Audit Committees, and the relevant rules of any other stock exchange(s) on which the Corporation's securities are listed. In general, each member of the Audit Committee must be free from any relationship that, in the view of the Board of Directors, could be reasonably be expected to interfere with the exercise of their judgement as a Member.

All members of the Audit Committee must be financially literate (which is defined as the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation's financial statements). At least one member of the Audit Committee must satisfy the definition of "financial expert" as set out in Item 407(d)(5)(ii) of Regulation S-K under the United States Securities Act of 1933, as amended, and the Exchange Act.

The Board of Directors may from time to time designate one of the Members of the Audit Committee to be the Audit Committee Chair (the "Chair") and, unless otherwise determined by the Board of Directors, the Corporate Secretary of the Corporation shall be the Secretary of the Audit Committee (the "Audit Committee Secretary").

Any member of the Audit Committee may be removed or replaced at any time by the Board of Directors and will cease to be a Member of the Audit Committee on ceasing to be a director of the Corporation. The Board of Directors may fill vacancies on the Audit Committee by election from among the Board of Directors. If and whenever a vacancy will exist on the Audit Committee, the remaining Members may exercise all powers of the Audit Committee so long as a quorum remains.

No Member of the Audit Committee shall receive, directly or indirectly, other than for service on the Board of Directors, the Audit Committee, or other committees of the Board of Directors, any consulting, advisory, or other compensatory fee from the Corporation or any of its related parties or subsidiaries.

Limitations on Audit Committee's Duties

In contributing to the Audit Committee's discharge of its duties, each Member of the Audit Committee will be obliged only to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Nothing in this Charter is intended or may be construed as imposing on any Member of the Audit Committee a standard of care or diligence that is in any way more onerous or extensive than the standard to which any member of the Board of Directors may be otherwise subject.

Members of the Audit Committee are entitled to rely, absent actual knowledge to the contrary, on: (a) the integrity of the persons and organizations from whom they receive information; (b) the accuracy and completeness of the information provided; (c) representations made by management of the Corporation ("Management") as to the non-audit services provided to the Corporation by the external auditor; (d) financial statements of the Corporation represented to them by a Management or in a written report of the external auditors to present fairly the financial position of the Corporation in accordance with applicable generally accepted accounting principles; and (e) any report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by any such person.

Meetings and Participation

The Audit Committee shall meet at least once per quarter, or more frequently as circumstances dictate. The Corporation's Chief Executive Officer, Chief Financial Officer, any Member of the Audit Committee, or the external auditor may call a meeting of the Audit Committee. The Corporation's auditors shall be provided notice of all meetings of the Audit Committee and be entitled to attend and be heard thereat.

Meeting agendas will be prepared and provided in advance to Members, along with appropriate briefing materials. The agenda will be set by the Chair in consultation with other Members of the Audit Committee, the Board of Directors and Management of the Corporation.

No business may be transacted by the Audit Committee except at a meeting of its Members at which a quorum of the Audit Committee is present. A quorum for meetings of the Audit Committee is a majority of its Members.

The Audit Committee may ask members of Management and employees of the Corporation (including, for greater certainty, its affiliates and subsidiaries) or others (including the external auditor and legal counsel) to attend meetings and provide such information as the Audit Committee requests. Members of the Audit Committee will have full access to information of the Corporation (including, for greater certainty, its affiliates, subsidiaries and their respective operations) and will be permitted to discuss such information and any other matters relating to the results of operations and financial position of the Corporation with Management, employees, the external auditor and others as they consider appropriate.

The Audit Committee shall keep minutes of its meetings in which shall be recorded all action taken by it, which minutes shall be approved by Audit Committee Members and available as soon as possible to the Board of Directors.

The Audit Committee or its Chair should meet at least once per year with Management and the external auditor in separate sessions to discuss any matters that the Audit Committee or either of these groups desires to discuss privately. In addition, the Audit Committee or its Chair should meet with Management quarterly in connection with the Corporation's interim financial statements.

Duties, Powers, and Responsibilities

The Audit Committee is hereby delegated the following duties and powers, without limiting these duties and powers, the Audit Committee shall:

1. Financial Reporting

(a) Ensure, through discussions with Management and the external auditors, that the Corporation's annual and quarterly financial statements (individually and collectively, the "Financial Statements"), as applicable, present fairly in all material respects the financial condition, results of operations and cash flows of the Corporation as of and for the periods presented.

(b) Review and recommend for approval to the Board of Directors the Corporation's Financial Statements, accounting policies that affect the Financial Statements, annual MD&A and associated press release(s).

(c) Review the financial statements and other financial information of material subsidiaries of the Corporation and any auditor recommendations concerning such subsidiaries.

(d) Be satisfied as to the adequacy of procedures in place for the review of the Corporation's public disclosure of financial information extracted or derived from annual or quarterly Financial Statements and periodically assess the adequacy of such procedures.

(e) Review and approve quarterly Financial Statements, accounting policies that affect the Financial Statements, the quarterly MD&A and the associated press release(s).

(f) In review of the annual and quarterly Financial Statements, discuss the quality of the Corporation's accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the Financial Statements.

(g) Review any news releases and reports to be issued by the Corporation containing earnings guidance or financial information for research, analysts and rating agencies. The Audit Committee shall also review the Corporation's policies relating to financial disclosure and the release of earnings guidance and the Corporation's compliance with financial disclosure rules and regulations.

(h) Review any errors or omissions in the Financial Statements.

(i) Review significant issues affecting financial reports.

(j) Review the Corporation's Annual Report for consistency with the financial disclosure referenced in the annual Financial Statements.

(k) Understand how Management develops interim financial information and the nature and extent of external audit involvement.

(l) Review the status of material contingent liabilities as reported to the Audit Committee by the Corporation's Management, and the manner in which any material contingent liability has been disclosed in the Corporation's Financial Statements.

(m) Review any reserves, accruals, provisions, estimates or adopted programs and policies, including factors that affect asset and liability carrying values and the timing of revenue and expense recognition, that may have a material effect upon the Financial Statements.

(n) Review the use of special purpose entities and the business purpose and economic effect of off-balance sheet transactions, arrangements, obligations, guarantees and other relationships of the Corporation and their impact on the reported financial results of the Corporation.

(o) Review the treatment for financial reporting purposes of any significant transactions which are not a normal part of the Corporation's operations.

(p) Reviewing Management's determination of tangible or intangible asset impairment, if any, as required by applicable accounting standards.

(q) Review emerging developments regarding International Financial Reporting Standards ("IFRS") (as issued by the IFRS Foundation and the International Accounting Standards Board) that could affect the Corporation.

(r) Review the financial reporting obligations of the Corporation pursuant to its by-laws, its borrowing covenants, the Business Corporations Act (British Columbia) and applicable securities regulation and monitor the Corporation's compliance thereunder.

(s) Review with the external auditors the level of co-operation they received from Management, employees and personnel of the Corporation during the audit process, any issues encountered by the auditors and any impediments on the external auditor's work.

(t) Review and resolve any disagreements between Management and the external auditors with respect to accounting practices and principles.

(u) Monitor the objectivity and credibility of the Corporation's financial reports.

2. Internal and Disclosure Controls

(a) Review and approve corporate signing authorities and modifications thereto.

(b) Consider the effectiveness of the Corporation's internal controls over financial reporting and related information technology security and control.

(c) Review with the auditors any issues or concerns related to any internal control systems in the process of the audit.

(d) Review the plan and scope of the annual audit with respect to planned reliance and testing of controls and major points contained in the auditor's management letter resulting from control evaluation and testing.

(e) Establish and maintain complaint procedures regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Such procedures are appended hereto as Appendix A.

(f) Review with the Corporation's Chief Executive Officer and the Chief Financial Officer the Corporation's disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

(g) Discuss with the Corporation's Chief Executive Officer and the Chief Financial Officer all elements of certification required pursuant to National Instrument 52-109 - Certification of Disclosure in Issuers' Annual and Interim Filings.

(h) Annually review the Corporation's Whistleblower Policy and its effectiveness and enforcement.

(i) Approve all material related party transactions in advance; of which materiality is set a $1 for such matters.

3. Compliance with Legal and Regulatory Requirements

(a) Review with Management, external auditors and legal counsel any material litigation claims or other contingencies, including tax assessments, and adequacy of financial provisions, that could materially affect financial reporting.

(b) Review with Management and the Board of Directors any issues with regulatory agencies that are likely to have a significant financial impact on the Corporation.

(c) Review with counsel the adequacy and effectiveness of the Corporation's procedures to ensure compliance with the legal and regulatory responsibilities.

(d) Review the status of income tax returns and any significant tax issues as they are reported to the Audit Committee by Management or the Board of Directors.

(e) Review any inquiries, investigations, or audits of a financial nature by any government, regulatory, or taxation author

4. External Audit

(a) Oversee the work of the external auditor engaged for the purpose of preparing or issuing an auditor's report or performing such other audit, review or attest services for the Corporation, including the resolution of disagreements between Management and the external auditor regarding financial reporting.

(b) Review and approve the audit plans, scope and proposed audit fees.

(c) Discuss with the auditors the results of the audit, any changes in accounting policies or practices and their impact on the financials, as well as any items that might significantly impact financial results.

(d) Receive a report from the auditors on critical accounting policies and practices to be used, all alternative treatments of financial information within IFRS that have been discussed with Management, including the ramifications of the use of such alternative treatments, and the treatment preferred by the auditor.

(e) Receive an annual report from the auditors describing the audit firm's internal quality-control procedures, and material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more audits carried out the firm, and any steps taken to deal with any such issues.

(f) Annually review the independence of the external auditors by receiving a report from the independent auditor detailing all relationships between them and the Corporation. In assessing such independence, the Audit Committee shall discuss with the external auditors, and may require a letter from the external auditor outlining any relationships between the external auditors and the Corporation or its affiliates.

(g) Review, where there is to be a change of external auditors, all issues related to the change, including the information to be included in the notice of change of auditor called for under National Instrument 51-102 - Continuous Disclosure Obligations or any successor legislation ("NI 51-102"), and the planned steps for an orderly transition. The Audit Committee shall further review all reportable events, including disagreements, unresolved issues and consultations, as defined in NI 51-102 or any successor legislation, on a routine basis, whether or not there is to be a change of external auditor.

(h) Separately meet with the auditors, apart from Management, at least once a year.

(i) Recommend to the Board of Directors: (i) the external auditor to be nominated for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Corporation and, (ii) the compensation of the external auditor.

(j) Review, negotiate and recommend to the Board of Directors the execution of all engagement letters of the external auditors, both for audit and non-audit services.

(k) Review the performance of the external auditors, including the compensation, scope, and timeliness of the audits and all other related services and any non-audit services provided by the external auditors.

(l) Ensure regular rotation of the lead partner and reviewing partner.

(m) Establish and oversee policies with regards to the hiring by the Corporation of any partners, employees, and any former partners or employees of any present or former firms that acted as external auditors of the Corporation.

5. Non-Audit Services

(a) Pre-approve all non-audit services to be provided to the Corporation or its subsidiary entities by the external auditor. Pre-approval may be granted by any one Member of the Audit Committee.

6. Risk Management

(a) Review and monitor the processes in place to identify and manage the principal risks that could impact the financial reporting of the Corporation.

(b) Ensure that directors' and officers' liability insurance is in place.

(c) Review and approve corporate investment policies.

(d) Assess, as part of its internal controls responsibility, the effectiveness of the over-all process for identifying principal business risks and report thereon to the Board of Directors.

7. Other Responsibilities and Matters

(a) Ensure that this Charter or an appropriate summary of it which has been granted approval by the Audit Committee is properly disclosed in accordance with any securities laws or regulatory requirements.

(b) Review annually the adequacy of this Charter and confirm that all responsibilities have been carried out.

(c) Evaluate the Audit Committee's and individual Member's performance on a regular basis and report annually to the Board of Directors the result of its annual self-assessment.

(d) Review and approve the Corporation's hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Corporation.

(e) Review the appointments of the Corporation's Chief Financial Officer, internal auditor (or persons appointed to perform the internal audit function), and any key financial executives involved in the financial reporting process of the Corporation and any material subsidiary.

(f) Discuss the Corporation's compliance with tax and financial reporting laws and regulation, if and when issues arise.

(g) Review all material balance sheet issues, material contingent obligations and material related party transactions.

(h) Periodically assess the Corporation's need for an internal audit function, if not present.

(i) Take such other actions within the general scope of its responsibilities as the Audit Committee shall deem appropriate or as directed by the Board of Directors.

Authority

The Audit Committee shall have full access to all of the Corporation's books, records, properties, facilities and personnel, subject to compliance with any leases or similar contacts governing same.

Additionally, the Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to set and pay the compensation for any advisors employed by the Audit Committee at the cost of the Corporation without obtaining approval of the Board of Directors, based on its sole judgment and discretion. The Audit Committee has the authority to communicate directly with the internal and external auditors of the Corporation.

Inconsistencies with Applicable Laws

In the event of any conflict or inconsistency between this Charter and the applicable laws, in each case as amended, restated or amended and restated from time to time, the provisions hereof shall be ineffective and shall be superseded by the provisions of such applicable laws to the extent necessary to resolve such conflict or inconsistency.

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Appendix A

To Audit Committee Charter

Procedures for the Submission of Complaints or Concerns
Regarding Accounting, Internal Accounting Controls or Auditing Matters

1. The Corporation shall forward to the Audit Committee of the Board of Directors any complaints that it has received regarding accounting, internal accounting controls or auditing matters.

2. Any employee of the Corporation may submit, on a confidential, anonymous basis if the employee so desires, any concerns by sending such concerns in writing and forwarding them in a sealed envelope to:

Attention: Chair of the Audit Committee

Bright Minds Biosciences Inc.

1500 - 1055 West Georgia Street

Vancouver, BC

V6E 4N7

The envelope is to be clearly marked: "To be opened by the Audit Committee only."

Any such envelopes shall be forwarded promptly to the Chair.

3. Contact information including a phone number and e-mail address shall be published for the Chair on the Corporation's website for those people wishing to contact the Chair directly.

4. At each of its meetings following the receipt of any information pursuant to this Appendix, the Audit Committee shall review and consider any such complaints or concerns and take any action that it deems appropriate in the circumstances.

5. The Audit Committee shall retain any such complaints or concerns along with the material gathered to support its actions for a period of no less than seven years. Such records will be held on behalf of the Audit Committee by the Audit Committee Secretary.

6. This Appendix A shall appear on the Corporation's website as part of this Charter.

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